UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2026

NKGen Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40427	86-2191918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street

Santa Ana, CA, 92705

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 396-6830

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKGN	OTC Expert Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	NKGNW	OTC Expert Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Background

On April 5, 2024, NKGen Biotech, Inc. (the “Company”), NKGen Operating Biotech, Inc. (the “Borrower”) and BDW Investments, LLC (the “Lender”) entered into an equity and business loan agreement (the “Original Loan Agreement”), which provided for a multi draw term loan financing in a principal amount of up to $5 million. The Original Loan Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024.

First Amendment to Equity and Business Loan Agreement

On July 13, 2026, the Company, the Borrower and the Lender entered into a First Amendment to Equity and Business Loan Agreement (the “Amendment”), which amends certain terms of the Original Loan Agreement. The key terms of the Amendment are as follows:

Security Interest Modifications. The Amendment removes references to the all-assets security agreement entered into in connection with the Original Loan Agreement (which was terminated) and instead provides that the Lender shall have a first priority perfected security interest in certain real estate collateral (the “Real Estate Collateral”) of the Borrower, as more fully described in the Amendment. The Real Estate Collateral is secured by that certain BDW Deed of Trust, dated April 5, 2024, as amended by that certain Amended and Restated Deed of Trust, dated April 30, 2026, concerning such real property.

Permitted Liens. The Amendment amends the definition of “Permitted Liens” under the Original Loan Agreement to provide that liens securing certain senior indebtedness may not be granted with respect to any Real Estate Collateral (other than certain customary permitted liens).

Senior Loan Definition. The Amendment amends the definition of “Senior Loan” under the Original Loan Agreement to mean that certain Senior Convertible Loan Agreement, dated as of April 15, 2026, by and between the Loan Parties and AlpineBrook Capital GP I Limited, as the same may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

Release of Claims. In connection with the Amendment, the Company and the Borrower released the Lender and its related parties from any and all claims arising at any time on or prior to the date of the Amendment relating to the Original Loan Agreement or any related documents or transactions thereunder.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Original Loan Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2024.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Equity and Business Loan Agreement, dated July 13, 2026, by and among NKGen Biotech, Inc., NKGen Operating Biotech, Inc. and BDW Investments, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NKGEN BIOTECH, INC.

Date: July 17, 2026	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer
(Principal Executive Officer)

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